UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2006

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

General

Each year, the Compensation and Management Development Committee (“C&MD Committee”) of the Board of Directors of AGL Resources Inc. sets base salary and target levels for annual incentive pay and long-term incentives for AGL Resources’ executive officers. For benchmarking executive compensation practices and levels, the C&MD Committee reviews data from the AGL Resources’ proxy peer group of natural gas service providers and a published compensation survey of energy service industry companies, which is provided by the C&MD Committee’s independent consultant.

Base Salary

On February 1, 2006, the C&MD Committee reviewed and set base salaries for executive officers for 2006. In reviewing base salaries, the C&MD Committee considered pay for comparable positions reported in the market data described above, tenure in position, increased scope of responsibilities in light of AGL Resources’ substantial growth in the previous year, performance, retention and other considerations. The base salary for Kevin P. Madden, the executive vice president, external affairs, will remain at $380,000; the base salary for R. Eric Martinez, the executive vice president, utility operations, will remain at $300,000; the base salary for Paul R. Shlanta, the executive vice president, general counsel and chief ethics and compliance officer, was increased from $300,000 to $310,000; and the base salary for Andrew W. Evans, the senior vice president and chief financial officer, will remain at $300,000. These four officers, together with AGL Resources’ former chief executive officer who resigned from AGL Resources effective as of December 31, 2005, are AGL Resources’ “named executive officers” for 2006. The base salaries for the four above-named executive officers for 2006 were approved by the C&MD Committee but are not otherwise set forth in a written agreement between AGL Resources and the executives.

Executive Performance Incentive Plan and Annual Incentive Plan

AGL Resources’ annual incentive compensation program for the named executive officers consists of the executive performance incentive plan (“EPIP”) and the annual incentive plan (“AIP”). The annual incentive compensation program gives weight to both corporate and individual performance.

How the EPIP and AIP work. Under the EPIP, the C&MD Committee establishes objective performance measures from among a list of eligible measures set forth in the plan, and those performance measures must be met or exceeded in order for the named executive officers to receive a payout. The C&MD Committee reviews the actual performance at the end of each year, compares it with the predetermined goals, and certifies the results under the plan. In order to attempt to maximize the deductibility, for federal income tax purposes, of corporate performance awards made to the named executive officers, the corporate performance portion of the named executive officers’ annual incentive awards, which constitutes 75% of their total incentive opportunity, is covered under the shareholder-approved EPIP.

Annual incentive compensation under the AIP, which also applies to eligible employees below the named executive officer level, is based on corporate, business unit and individual performance measures. For the named executive officers, only the AIP’s individual performance measure is applied for the remaining 25% of the named executive officers’ total incentive opportunity (which is not eligible for the federal income tax deductibility exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended).

Under the annual incentive compensation program, each participant has a target annual incentive compensation opportunity, expressed as a percentage of earned base salary during the fiscal year. On February 1, 2006, the C&MD Committee approved target annual incentive compensation opportunities for 2006, expressed as a percentage of 2006 annual base salary, for each of AGL Resources’ named executive officers, other than the former chief executive officer. For 2006, the incentive target level for Mr. Evans was increased from 50% to 60% of annual base salary and will remain the same for all other named executive officers, which is 60% for Messrs. Madden and Martinez and 50% for Mr. Shlanta.

As noted above, annual incentive compensation for the named executive officers is calculated using the following weights: 75% corporate performance score, which is based on the earnings per share (“EPS”) benchmarks described below, (covered under the EPIP) and 25% individual performance score (covered under the AIP). To determine a named executive officer’s annual incentive compensation, 75% of the individual named executive officer’s incentive target is multiplied by the corporate performance score and 25% is multiplied by his or her individual performance score. Maximum awards for the named executive officers may be up to 200% of their overall target annual incentive compensation opportunity.

On February 1, 2006, the C&MD Committee established the corporate EPS performance measures for the 2006 performance measurement period. The corporate EPS goals under the AIP and the EPIP for 2006 are:

Earnings Per Share Goal	Corporate Performance Score
$2.58*	50%
$2.60	75%
$2.63	100%
$2.65	150%
$2.68	200%

*The Company must meet or surpass a corporate EPS goal of $2.58 for the year ending December 31, 2006 in order for any payment to be made under the AIP or EPIP.

The EPS goal is established by the C&MD Committee solely for the purposes of performance measurement under the annual incentive compensation program and should not be considered an update to previously provided earnings guidance.

Certain additional terms of the annual incentive plan for 2006 have not yet been finalized and will be provided by amendment to this report.

Long-Term Incentive Grants

On February 1, 2006, the C&MD Committee approved stock option grants to certain of its executive officers, other officers and key employees, including the following named executive officers:

Name	Number of Nonqualified Stock Options Awarded

Kevin P. Madden	24,600

R. Eric Martinez	19,400

Paul R. Shlanta	10,300

Andrew W. Evans	19,400

The grants were made pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (1999) (the “Plan”), which was filed with the Securities and Exchange Commission with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. A form of nonqualified stock option agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 15, 2005.

The stock options are exercisable at a price of $35.78 per share and vest in accordance with the schedule set forth in the nonqualified stock option agreement. Subject to earlier termination as described in the Plan, the stock options expire ten years from the date of grant. Upon a change of control of the Company, or upon the optionee’s death, disability or retirement, all unvested options will become vested and exercisable. In the event of the optionee’s termination of employment for any reason other than death, disability or retirement, any portion of the option which has not become exercisable shall immediately terminate.

Restricted stock and performance cash unit awards for the named executive officers have not yet been finalized and will be disclosed by amendment to this report.

Item 8.01  Other Events

On February 3, 2006, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the authorization of a share repurchase program. The share repurchase program authorizes management to purchase, or cause to be purchased, from time to time, in the open market or otherwise and in one or more transactions beginning on February 1, 2006 and ending no later than January 31, 2011, up to 8 million shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated February 3, 2006 concerning share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 7, 2006	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer